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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                February 1, 2002
                        (Date of earliest event reported)


                                Tower Tech, Inc.
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             (Exact name of registrant as specified in its charter)

      Oklahoma                          1-12556                  73-1210013
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(State or other jurisdiction          (Commission             (I.R.S. Employer
 of incorporation)                    File Number)           Identification No.)

11935 South I-44 Service Road, Oklahoma City, Oklahoma                  73103
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(Address of principal executive offices)                              (Zip Code)

                                 (405) 290-7788
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               Registrant's telephone number, including area code

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Item 5.  Other Events.

         On December 19, 2000, Tower Tech, Inc. (the "Company") filed a voluntary petition under Chapter 11 of Title 11 of the United States Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the Western District of Oklahoma (the "Court"), Case No. 00-20285-TS. On July 20, 2001, the Company filed with the Court its plan of reorganization. On November 20, 2001, the Court entered an order confirming the plan of reorganization as amended (the "Plan"). On January 8, 2002, the Court entered the Final Order Supplementing Order Confirming Plan to Include Third Supplement to Plan of Reorganization (the "Final Order"). The Final Order and the Plan will be filed as exhibits to the Company's Form 10-KSB for the year ended November 30, 2001 (the "Form 10-KSB"). Following the filing of its voluntary petition in bankruptcy, the Company operated as a debtor-in-possession and, therefore, remained in possession of its property and operated its assets during the pendency of its bankruptcy case. On February 1, 2002, the Company completed those agreements required pursuant to the Plan and emerged from proceedings under Chapter 11 of the Bankruptcy Code (the "Effective Date"). The Plan provides for the classification and treatment of all claims against and equity interests of the Company; and, as of the Effective Date, the rights afforded and the treatment of all claims and equity interests in the Plan were exchanged in complete satisfaction, discharge and release of all such claims and equity interests.

         The following summary of the Plan omits certain information set forth in the Plan. Any statements contained herein concerning the Plan are not necessarily complete, and in each instance reference is made to the Plan. Each such statement is qualified in its entirety by such reference.

         Immediately prior to the Effective Date, there were 4,104,740 shares of the Company's common stock, par value $0.001 per share (the "Old Common Stock"), issued and outstanding and held by approximately 70 holders of record. As of the Effective Date, the Company was authorized to issue 10,000,000 shares of common stock, par value $0.01 per share, of the newly reorganized Company, CUSIP No. 891864 20 9 (the "New Common Stock"). The Plan provides that each owner of Old Common Stock (such owners are described as Class 9 claimants in the Plan) will receive a warrant certificate, CUSIP No. 891864 11 8 (a "Warrant"), entitling each such owner to purchase 0.02826 of a share of New Common Stock for each share of Old Common Stock held by such owner. The purchase price for one share of New Common Stock under a Warrant will be $3.00. The Warrants will expire on January 30, 2007. Holders of Old Common Stock will receive a transmittal letter from the Company's transfer agent, UMB Bank, N.A., pursuant to which each holder will be required to tender the certificate representing its shares of Old Common Stock in exchange for a Warrant. Holders of Old Common Stock who hold their securities in book-entry form through The Depository Trust Company ("DTC") will receive shares of New Common Stock in book-entry form through DTC once DTC has surrendered the Old Common Stock held by it. The shares of New Common Stock issued to the holders of Old Common Stock will represent approximately 3% of the New Common Stock issued and outstanding in accordance with the Plan giving full effect to the terms thereof (assuming full dilution of the warrants issued to the holders of Old Common Stock, the warrants issued to Taglich Brothers, Inc. and its affiliates, and the options issued pursuant to the Management Incentive Stock Option Plan, as described below).

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         The trading symbol for the Old Common Stock was TTMT. The Old Common
Stock was delisted and ceased trading on The Nasdaq Small-Cap Market on or about August 18, 2000, after which time the Old Common Stock was quoted on the over-the-counter bulletin board. As of the Effective Date, the Old Common Stock ceased being quoted on the over-the-counter bulletin board. The symbol for the New Common Stock, when issued, will be TRTCV, and the symbol for the Warrants, when issued, will be TRTWV. The symbols will be TRTC and TRTCW, respectively, once all securities to be issued pursuant to the Plan are delivered to the appropriate recipients and trading in those securities are permitted to be settled "regular way." The Company expects the New Common Stock and the Warrants to be quoted on the over-the-counter bulletin board.

         Each of the approximately 200 persons or entities who is an allowed, general unsecured creditor of the Company (these are described as Class 7 claimants in the Plan) will receive a portion of 900,000 shares of New Common Stock based on the amount of such creditor's claim as compared to the total amount of all allowed, general unsecured claims against the Company. For example, if a creditor has an allowed, general unsecured claim of $1,000,000 and there is a total of $13,800,000 of allowed, general unsecured claims against the Company, that creditor would be entitled to receive 65,217 shares of New Common Stock. The shares of New Common Stock issued to the holders of allowed, general unsecured claims will represent approximately 22% of the New Common Stock issued and outstanding in accordance with the Plan giving full effect to the terms thereof (assuming full dilution of the warrants issued to the holders of Old Common Stock, the warrants issued to Taglich Brothers, Inc. and its affiliates, and the options issued pursuant to the Management Incentive Stock Option Plan, as described below). The Company will hold back approximately 350,000 shares of New Common Stock (the "Reserve") from the issuance of New Common Stock to the holders of allowed, general unsecured claims. The total amount of, and the identities of all the holders of, the allowed, general unsecured claims will not be known until approximately 60 days after the Effective Date because, among other reasons, certain of such claims are disputed claims. Once the total amount of allowed, general unsecured claims and the identities of the holders of those claims are determined, the shares of New Common Stock held in the Reserve will be issued pro-rata among the holders of allowed, general unsecured claims.

         Fractional shares of New Common Stock will not be issued to holders of Old Common Stock or holders of allowed, general unsecured claims. Rather, each holder otherwise entitled to an amount of New Common Stock that includes a fractional amount will receive either one whole share (if such fraction is equal to, or greater than, one-half) or no share (if such fraction is less than one-half) in lieu of a fractional share.

         Pursuant to the terms of the Plan, on the Effective Date, the Company, through the Company's placement agent, Taglich Brothers, Inc. ("Taglich"), sold 2,041,604 shares (the "Placement") of New Common Stock at a price of $2.00 per share. The Company may sell up to 208,396 additional shares of New Common Stock in connection with the Placement (the "Additional Shares"). The 2,041,604 shares represent approximately 53% of the New Common Stock issued and outstanding after consummation of the transactions contemplated by the Plan (assuming full dilution of the warrants issued to the holders of Old Common Stock, the warrants issued to Taglich and its affiliates, and the options issued pursuant to the Management Incentive Stock Option Plan, as described below).

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         In connection with the Placement, the Company entered into an Offering
Agent Agreement with Taglich pursuant to which Taglich and its affiliates will receive a Common Stock Purchase Warrant entitling Taglich and its affiliates to purchase 204,160 shares of New Common Stock at a price of $2.40 per share. Such warrants will expire on January 30, 2007, and the shares issuable under such warrants are entitled to certain registration rights. A form of such Warrant will be filed as an exhibit to the Company's Form 10-KSB. Under the Offering Agent Agreement, Taglich has the right to appoint three of the Company's five directors. In addition, Taglich will receive a cash fee equal to 8% of the gross proceeds of the Placement. The Company will also reimburse Taglich for up to $50,000 of its expenses incurred in connection with the Placement. Finally, the Company entered into a Consulting and Advisory Services Agreement with Taglich that provides for the payment to Taglich of $7,500 per month for twelve months. A copy of such Consulting and Advisory Services Agreement will be filed as an exhibit to the Company's Form 10-KSB. If the Company sells through Taglich Additional Shares of New Common Stock permitted under the Plan, Taglich will be entitled to a fee equal to 8% of the gross proceeds from such sale, as well as warrants entitling Taglich and its affiliates to purchase, at a price of $2.40 per share, 10% of the Additional Shares sold, with such warrants to expire on January 30, 2007. The shares issuable under such warrants will be entitled to certain registration rights.

         The proceeds from the Placement will be utilized as follows: (i) repayment of bridge financing of approximately $779,000; (ii) repayment of the debtor-in-possession financing of approximately $1,756,000; (iii) payment of approximately $209,000 to certain secured claims under the Plan (known in the Plan as Class 4 claims); (iv) payment of approximately $50,000 to make other cure payments required under the Plan; (v) payment of approximately $300,000 in tax claims and administrative fees under the Plan; (vi) working capital of approximately $557,000; and (vii) offering expenses (which include the cash fee paid to Taglich described above) of approximately $432,000.

         On or about February 1, 2002, the Company and its liquidating trust entered in a Post Bankruptcy Amended and Restated Loan Agreement (the "Loan Agreement") with Gold Bank, formerly known as People First Bank (the "Lender"), which memorializes a loan from the Lender to the Company in the aggregate principal amount of $3,629,156.23 and a loan from the Lender to the liquidating trust in the aggregate principal amount of $750,000 (the "Liquidating Trust Loan"). Such loans are evidenced by various promissory notes of the Company and the liquidating trust to the Lender (collectively, the "Notes"). Such loans are secured by security interests in substantially all of the personal property of the Company and the liquidating trust, as evidenced by certain security agreements (the "Collateral Documents"). The Company has guaranteed the Liquidating Trust Loan. A copy of the Guaranty Agreement will be filed as an exhibit to the Company's Form 10-KSB. Copies of the Loan Agreement, the Notes and the Collateral Documents will also be filed as exhibits to the Company's Form 10-KSB.

         Under the terms of the Plan, it was contemplated that the new board of directors of the reorganized Company would consist of five members. As of the Effective Date, the members of the board were Robert C. Brink, Don J. Miller, Douglas Hailey, and Kent Garlinghouse (the latter two persons having been nominated by Taglich). The board of directors has agreed to fill the fifth vacant directorship with such person as may subsequently be chosen by Taglich.

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         At the Effective Date, the Company entered into employment agreements with its President and Chief Executive Officer, Robert C. Brink, and its Chief Financial Officer, Treasurer and Secretary, Charles D. Whitsitt. Copies of such employment agreements will be filed as exhibits to the Company's Form 10-KSB. The Company also adopted the 2002 Management Incentive Stock Option Plan (the "MISOP"), a copy of which will be filed as an exhibit to the Company's Form 10-KSB. The MISOP permits the granting of options to purchase up to 616,059 shares of New Common Stock. Mr. Brink has been granted under the MISOP options to purchase 287,803 shares of New Common Stock at an exercise price of $2.00 per share, and Mr. Whitsitt has been granted under the MISOP options to purchase 287,802 shares of New Common Stock at an exercise price of $2.00 per share. All of such options expire six years after the vesting date. The vesting schedule for such options is as follows: 34% of the stock options became exercisable on February 1, 2002; 33% will become exercisable on February 1, 2003; and 33% will become exercisable on February 1, 2004.

         As a result of the effectiveness of the Plan, the Company will adopt fresh-start reporting in accordance with Statement of Position No. 90-7, "Financial Reporting by Entities in Reorganization Under the Bankruptcy Code." Accordingly, the reorganization value of the Company will be allocated to the Company's assets, and liabilities will be stated at their present values. Any excess of the reorganization value over the specifically identifiable assets will be reported as an intangible asset. Additionally, the effects of the adjustments on the reported amounts of individual assets and liabilities resulting from the adoption of fresh-start reporting and the effects of the forgiveness of debt will be reflected in the predecessor entity's final statement of operations. Forgiveness of debt will be reported as an extraordinary item. Adopting fresh-start reporting results in a new reporting entity effective February 1, 2002 with no beginning retained earnings or deficit. As a result, the Company will change its fiscal year to the year ending January 31.

         The Company has failed to file required forms with the Securities and Exchange Commission pursuant to the Securities and Exchange Act of 1934 ("1934 Act") since the filing of its Form 10-QSB for the quarter ended August 31, 2000. The Company hereby undertakes to file timely a Form 10-KSB for its year ending November 30, 2001 and thereafter to file timely all reports required to be filed by it under the 1934 Act.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.
         None.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              TOWER TECH, INC.



Date: February 8, 2002                   By:   /s/ ROBERT C. BRINK, President
                                              ----------------------------------
                                              Robert C. Brink, President